Exhibit 10.8

AMENDMENT TO SETTLEMENT AGREEMENT

This Amendment (this “Amendment”) dated as of December 31, 2015 is by and among the persons and entities listed on Exhibit A hereto (collectively, the “Shareholders”, and individually each a “Shareholder”) and The Manitowoc Company, Inc. (the “Company”).
RECITALS
A.The Company and the Shareholders have entered into a Settlement Agreement dated February 6, 2015 (the “Settlement Agreement”)

B.The Company and the Shareholders desire to amend the Settlement Agreement as set forth below

AGREEMENT

The Company and the Shareholders hereby agree as follows:

1.The definition of Fundamental Covenants appearing in Section 3.1 of the Settlement Agreement is hereby amended to add the words “and (iv) the covenant set forth in clauses (A) and (B) of the proviso in Section 3.1(b) to set the 2016 Deadline after notice of the Company relating to the initial members of the Board of Directors of the Company has been provided to the Shareholders.”

2.The first paragraph of Section 3.1(b) of the Settlement Agreement (i.e., from the words “Each of...” until, but excluding, clause (i)) is hereby amended by replacing it in its entirety with the following:

Each of the Shareholders agrees that, (I) if the Icahn Company Designee resigns, or provides written notice to the Company of his or her intent to resign, as a director of the Company prior to the last day of the advance notice deadline set forth in the Company’s by-laws with respect to the 2016 Meeting (as such deadline may be modified in accordance with clause (A) below, the “2016 Deadline”), then until the day that is five (5) days after the date that no Icahn Designee (including for the avoidance of doubt any Replacement) serves on the Board (it being understood that if the Icahn Company Designee gives the Company at least five (5) days advance written notice of his or her intent to resign as a director prior to resigning, then the foregoing shall refer to the date that no Icahn Designee (including for the avoidance of doubt any Replacement) serves on the Board rather than five (5) days after such date (provided that (A) the Company agrees that the 2016 Deadline shall occur no less than eight (8) days following written notice from the Company to the Shareholders or public announcement in a press release or current report on Form 8-K of the determination by the Company’s Board of Directors (or the Corporate Governance Committee of the Board of Directors) of all the initial members of the Board of Directors of the Company who will serve immediately following the Separation Effective Time, and (B) the Company represents and agrees that, if it is necessary to extend the 2016 Deadline in order to comply with the foregoing clause (A), the Company is permitted under applicable law to extend such 2016 Deadline and shall extend such 2016 Deadline for all shareholders)) and (II) if the Icahn Company Designee does not resign, or provide written notice to the Company of his or her intent to resign, as a director of the Company prior to the 2016 Deadline, then until the day that is twenty-five (25) days after the date that no Icahn Designee (including for the avoidance of doubt any Replacement) serves on the Board (it being understood that if the Icahn Company Designee gives the Company at least twenty-five (25) days advance written notice of his or her intent to resign as a director prior to resigning, then the foregoing shall refer to the date that no Icahn Designee (including for the avoidance of doubt any Replacement) serves on the Board rather than twenty-five (25) days after such date; it being further understood that if the Icahn Company Designee is no longer a member of the Board due to circumstances in which the Shareholders would be entitled to appoint a Replacement, then an Icahn Designee shall be deemed to continue to be a member of the Board for all purposes of this Agreement until such time as the Shareholders irrevocably waive in writing any right to either designate such a Replacement or appoint such a Replacement) (the “Company Standstill Period”), so long as the Company has not breached a Fundamental Covenant in any respect and has not breached any other provision of this Agreement in any material respect, and failed to cure such breach of a Fundamental Covenant or other provision within five (5) days following receipt of written notice from a Shareholder of such breach, neither such Shareholder nor any controlled Affiliates of such Shareholder will, directly or indirectly (it being understood and agreed that none of the following restrictions shall apply to any Icahn Designee solely in such person’s capacity as a director of the Company or in any way prevent or restrict such director from discussing any of the matters described in the following restrictions privately with other members of the Board solely in such person’s capacity as a director in a manner consistent with his or her fiduciary duties to the Company):

3.The Company represents and warrants that the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Amendment and that the Company’s Board of Directors has approved the terms and provisions of this Amendment and the consummation by the Company of the actions contemplated by this Amendment.

4.Except as amended herein, the Agreement remains in full force and effect.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

The Manitowoc Company, Inc.
By: /s/ Maurice D. Jones Maurice D. Jones Senior Vice President, General Counsel and Secretary

ICAHN PARTNERS MASTER FUND LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
By: Barberry Corp., its sole member
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By: Barberry Corp., its sole member

By: /s/ Keith Cozza Name: Keith Cozza Title: Chief Operating Officer; Secretary
ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By: /s/ Keith Cozza Name: Keith Cozza Title: Chief Operating Officer; Secretary

/s/ Carl C. Icahn
Carl C. Icahn

EXHIBIT A

ICAHN PARTNERS MASTER FUND LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
ICAHN CAPITAL LP
IPH GP LLC
ICAHN ENTERPRISES HOLDINGS L.P.
ICAHN ENTERPRISES G.P. INC.
CARL C. ICAHN